         Our Code of Business Conduct  EnglishMarch 2022                                                Exhibit 11.1Where energies make tomorrow ●

 Welcome  Arnaud Pieton, Chief Executive Officer  Our Code of Business Conduct  2

       At Technip Energies, we know why we exist: to break boundaries together to engineer a sustainable future. We are completing this journey by leveraging the strengths from our rich history and remarkable track-record, as well as our passion for excellence into building a better tomorrow. We translate the priorities of today into tangible actions to benefit our clients, people, communities, and planet, and we do that together. Meanwhile, how we work is also a critical success factor: the way each of us behaves, whether towards our colleagues, clients, partners, suppliers, shareholders or others withinor outside the company, makes the difference.This is the reason why, during our first year as Technip Energies, we have dedicated time and energy in a collaborative approach to define, with all our stakeholders including our people, the Values which express who we are and how we conduct business.Our set of Values is now integrated in our Code. Those Values will further help us in making the right decisions based on a strong, shared framework. Because making the right decision every time, wherever we work, may not always be easy in today’s complex global business environment. This is why our Code of BusinessConduct is a fundamental guide that enables us to stay on course, providing a common basis and an unwavering reference for our decisions and actions. It is a must-read and a must-follow for all of us, whatever our role.Upholding our Code completely drives our way of doing business at Technip Energies and supports us in engineering a sustainable future for all. If you see anything that appears to breach this Code or if you feel unsure about a situation, please speak up – we rely on each of you to build a better tomorrow.Thank you for your commitment.      3  Welcome

Our Code of Business Conduct

Welcome 3

What is Technip Energies' Code of Business Conduct? 7

What are our Values? 8

Our Value definitions 9

What is our role? 11

What should you do if you have a concern? 12

Will you get in trouble for reporting? 13

Our response to concerns 14

Getting trained on our Code of Business Conduct 15

Protecting people and the environment 16

Behavior at work 18

Fair employment practices and equal opportunity 19

Health, Safety, and Environment (HSE) 21

Human rights 22

Community involvement 23

Immigration compliance 23

Security 24

Thank you to all colleagues who are featured in our pictures.

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Table of Contents

Protecting assets and information 26

Protection of intellectual property 28

Accurate books and records 30

Information security 34

Privacy and personal data 37

Insider trading and stock tipping 38

Protecting business and brand 40

Anti-corruption and influence peddling 42

Gifts, hospitality and travel 46

Donations, charitable contributions and sponsorships 49

Conflict of interest 50

Money laundering 53

Tax Policy 54

Export controls and trade compliance 56

Competition and antitrust laws 58

Quality leadership 60

Political activities 61

Corporate image and brand 62

External communications 63

Social media 64

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   6      We will translate the priorities of today into tangible actions fora better tomorrow to benefit our clients, people, communities, and planet.  Our Code of Business Conduct

What is Technip Energies' Code of Business Conduct?

What is Technip Energies' Code of Business Conduct?

This Code of Business Conduct (our Code) is built on our Values and reflects the way we do business.

Our Code describes the decision-making and behaviors expected of you and of the company when dealing with each other and our stakeholders. It is intended to give you additional guidance to ensure that we do business and conduct ourselves in a Technip Energies way.

This Code works in conjunction with our policies and procedures, which are published on our internal website. Do not hesitate to refer to them when you need a fuller explanation of Technip Energies' principles.

Our Purpose

Breaking boundaries *together* to engineer a sustainable future

Our Purpose statement captures the essence of who we are and why we do business. It demonstrates our passion and defines what we bring to the world. It broadens our horizons to realize the potential of our 15,000 talented professionals across the globe. Conceived by our people and our stakeholders, our purpose reflects our DNA and inspires all of us to act. It guides us on our mission to design and deliver added-value energy solutions to accelerate the energy transition.

We will translate the priorities of today into tangible actions for a better tomorrow to benefit our clients, people, communities, and planet.

And we will make this journey *together*.

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 As a new company, we have decided to draw our Values from our DNA by involving all our stakeholders, starting with our employees, in a collaborative process to define them.This collective work has produced a set of five strong and aspirational Values, expressing who we are and how we conduct business at Technip Energies. Revealed in March 2022, our Values all start with the word “We”, which emphasizes the importance for us of working together and collaboration to highlight the human energies in action of our Company.Our Values are purposefully action-oriented because we want them to be fully embedded in the way we behave, in the way we run our business and manage our projects.These Values frame the way Technip Energies wants to do business, inspire employees and deliver the best experience to clients. They are a strong component of the DNA that unites us at Technip Energies, and express what we believe in.  What are our Values?      OOurur VVaalluueses    Our Values  actively listen  strive for excellence  drive sustainable change  are inclusive and collaborative  don’t compromise on safety and integrity    We              8  Our Code of Business Conduct

Our Value Definitions

Our Value Definitions

These definitions specify the meaning of each value and how to bring them to life.

WE actively listen

Actively listening at all times is key to building trust. At Technip Energies, we focus on understanding the messages, views and priorities of our internal and external stakeholders. This helps us to clarify their challenges and provide them with the best solutions.

WE are inclusive and collaborative

Inclusion allows us to leverage diversity and promotes collaboration towards shared goals. At Technip Energies, we care for our people and do whatever it takes to foster well-being. We value respect, nurture team spirit, support one another, and treat everyone fairly.

WE strive for excellence

Excellence is the key to achieving a high standard of performance, and it starts with everyone's accountability. At Technip Energies, we give our very best to meet our clients' challenges, delivering outstanding solutions, projects, services, and technologies. We provide the best quality at the right cost.

WE drive sustainable change

Change is the only option as the world strives to deliver a better tomorrow. At Technip Energies, we challenge the status quo. We champion creativity and innovation which encourages entrepreneurship and drives our commitment to transform the industry, positively impacting the future.

WE don't compromise on safety and integrity

Safety and integrity are part of our DNA. At Technip Energies, wherever we are, whatever we do, safety and integrity frame the way we carry out our projects, do business, and act every day.

Safety is about protecting the physical and mental health of our people.

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   10      We aspire to develop business relationships with like-minded clients, subcontractors, suppliers, and business partners who are guided by a similar set of principlesof business conduct.  Our Code of Business Conduct

What is our role?

What is our role?

Each of us plays a role in maintaining the company's reputation, and together we create the Technip Energies culture.

Our Code applies to each of us:

- All directors, officers, and employees.
- All employees of our subsidiaries and affiliates.
- Anyone who represents Technip Energies or acts on our behalf, including contract employees, partners, subcontractors, suppliers, contractors, agents, and sales agents.

We are all expected to:

Live
Read and understand the guidance provided in this Code of Business Conduct and our policies, and live them every day.

Report
Report behaviors that may violate the guidelines set out in our Code and our policies.

Lead
Help other team members follow our Code through leading by example and providing training on the issues your business faces most often.

Stop
Intervene, without hesitation, to stop any activity by others that conflicts with our policies or our Code.

Support
Create an environment that encourages other team members to raise ethical concerns early.

Sharing our Code:

We aspire to develop business relationships with like-minded clients, subcontractors, suppliers, and business partners who are guided by a similar set of principles of business conduct.

This Code should be shared and discussed with clients, suppliers and our business partners to better explain our rules of conduct and reinforce our culture of accountability.

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 What should you doif you have a concern?  If you are unsure how to resolve a situation, ask yourself these questions:Are the actions legal?Are the actions consistent with our Values?Do the actions set a good example?Would I be comfortable talking about the actions with my colleagues, family, and friends?Have I asked for advice from others who have knowledge of the topic, so I can make an informed decision?  If you answer no to any of these questions, a violation of our Code or policies has occurred or may occur, and you have the responsibility to report it.The important thing is to not leave your concerns unresolved.  You can report your concerns through any of these channels:Your direct manager or someone else in your management.The Chief Compliance Officer or anyone in Corporate Compliance.Any officer of the company.Your People & Culture representative.Your regional legal department.An independent third party via the dedicated reporting helpline.  No matter what reporting channel you use, the Chief Compliance Officer will receive the complaint and make sure the information is collected and stored securely.  Our Code of Business Conduct  12

                 Will you get in trouble for reporting?  Technip Energies has a zero-tolerance policy on retaliation against employees for reporting suspected violations of our policies or Code of Business Conduct.We encourage employees and others to raise questions and concerns to ensure that we are leading by example.Retaliation against anyone who makes a good-faith report of possible violations of our Code or policies, or cooperates with an investigation, is strictly prohibited.Report the details of retaliation to Compliance, anyone in the Corporate Compliance department, or to the Chief Compliance Officer right away.  Reporting  13

Our Code of Business Conduct

Our response to concerns

We treat all reports of suspected violations of our Code confidentially and will share the information only with those who "need to know" in order to investigate and properly resolve the issue.

Any person reporting a suspected violation of our Code – including those who choose to remain anonymous – will be informed of the receipt of the concern as well as the progress and closing of the investigation.

For details on which matters should be reported, how to report them, the procedure that is followed once a report has been made, and how employees reporting concerns are protected, please refer to the Technip Energies Whistleblower Policy.

If you are asked to participate in an investigation, you must assist honestly and openly. In certain circumstances and in accordance with applicable laws, when investigating concerns, Technip Energies may access, review, and disclose information processed or stored by the company's equipment, devices, or computers.

We will quickly investigate all reports and take necessary action, including disciplinary action when appropriate.

Situations that can lead to disciplinary action include:

- Violating the Code, standards, or policies.
- Failing to cooperate honestly and openly with an investigation of a possible violation of our Code, standards, or policies.
- Asking others to violate our Code, standards, or policies.
- Retaliating against anyone who makes a report of a possible violation of our Code, standards, or policies.
- Failing to report a known or suspected violation of our Code, standards, or policies, subject to mandatory provisions of applicable law.
- Knowingly reporting a false allegation of a possible violation of our Code, standards, or policies.

Anyone who is responsible for inappropriate conduct or retaliatory measures will be subject to disciplinary sanctions in accordance with applicable rules and regulations, which can include actions up to termination.

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   Getting trained on our Code of Business Conduct  Code of Business Conduct training is available.Our training programs are key to reinforcing integrity, compliance, and competence in our company.You are expected to complete the Code of Business Conduct and any other compliance training assigned.  Training  15

     Protecting people and the environment  Behavior at workFair employment practices and equal opportunity Health, Safety, and Environment (HSE)Human rights Community involvement Immigration compliance Security  18192122232324  Our Code of Business Conduct  16

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Our Code of Business Conduct

Behavior at work

We believe that all our employees are entitled to fair treatment, courtesy, and respect of their rights, wherever they are working – in the office, offshore, on industrial and construction sites, or in client offices.

How to behave

Trust the team and do not accept any disparagement of colleagues. Every achievement and every failure should be shared.

We will maintain a culture of trust and mutual respect and dialogue throughout our business. We listen, motivate, and support others to achieve common objectives, and we value the contributions of others.

We do not tolerate any form of abuse, violence, or harassment and will not tolerate any action, conduct, or behavior that is humiliating, intimidating, or hostile.

Always

- Be open-minded, transfer our knowledge, and share information as needed, subject to Technip Energies' rules on confidentiality.
- Create a positive work environment and report any abusive, violent, or harassing behavior.
- Foster an objective approach based on mutual respect to recognize each other's contributions.
- Encourage your team to report any instance of harassment such as physical or social isolation (silent treatment) or indecent proposals for employment advantages.
- Speak up and tell a person if you are upset by their actions or behavior. Explain why and ask that the behavior stop.

Never

- Engage in physical or verbal behavior that could be characterized as offensive, intimidating, malicious, or insulting.
- Make unwelcome sexual suggestions or advances.
- Make racial, ethnic, religious, age-related, or sexual jokes or insults. If you are not sure whether something is appropriate, assume that it is not.
- Distribute offensive materials, including inappropriate pictures, jokes, or cartoons.
- Disclose personal information or spread malicious rumors.

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Protecting people and the environment

Fair employment practices and equal opportunity

Our hiring and employee development decisions are fair and objective. This means that all employment decisions will be based only on qualifications, performance, skills, and experience.

How to behave

We strive to create a positive work environment so it is not uncommon for us to attract members of the same family to be our employees.

All employment-related decisions are based on relevant qualifications, demonstrated skills, performance, and other job-related factors.

We ensure that our suppliers, customers, and business partners are aware of our goal of creating a diverse and tolerant workforce.

Always

- Treat everyone fairly and without any form of discrimination.
- Make sure your employment decisions related to recruitment, selection, evaluation, compensation, development, etc., are not influenced by: race, color, religion, gender, age, ethnic origin, nationality, sexual orientation, marital status, legal status or physical ability.
- Explain that hiring decisions are made based upon the needs of our organization and managed by People & Culture when you receive a CV from a third party asking for their application to be considered.

Never

- Tolerate unlawful discrimination related to employment.

To avoid even the appearance of a potential conflict of interest, do not:

- Maintain a direct or indirect reporting relationship with a family member.
- Interfere in any aspect of your relatives' employment (recruitment, selection, evaluation, compensation, development) during their career with the company.

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       We strive to implement the most efficient and environmentally friendly solutions available while protecting our people and reducing the impact of our activities at all times.  Our Code of Business Conduct  20

 Health, Safety, and Environment (HSE)  At Technip Energies, we strive to implement the most effective, efficient, and environmentally friendly solutions available while protecting our people and reducing the impact of our activities at all times. We will not compromise on safety, health, security, or environmental sustainability to achieve results.We are committed to fostering an incident-free environment worldwide, based on the principle that all incidents are preventable. Our clients, shareholders, suppliers, contractors, partners, and employees have the right to expect excellent HSE performance from us.  How to behaveThe key to HSE success is a strong culture where all employees work together to prevent incidents and take ownership of HSE, regardless of their position. A strong HSE culture relies on visible and effective leadership as well as clear communication of procedures that focus on actively managing risks present in the execution of our projects.This drives a high awareness of our procedures and empowers our people to get personally involved when an HSE risk exists.We expect all our employees to know their role in our HSE culture and procedures and understand why these rules exist. We also expect them to act as HSE leaders and take specific and effective actions that protect the health and safety of our people and minimize the impact of our activities on the environment.  AlwaysKnow and comply with the applicable health, safety, and environmental rules and regulations.Understand the risks related to a job and implement the required measures and actions to protect health, safety, and the environment and prevent incidents before beginning operations.Intervene if health, safety, or environmental rules are not duly respected, and stop an unsafe act or condition.As a manager, you have further responsibility to always:Act as a role model for others by demonstrating positive HSE behaviors.Make employees, contractors, and suppliers aware of applicable HSE rules, procedures, and expected behaviors, and their role in HSE culture wherever we operate.  Ensure that effective health, safety, and environmental management systems and procedures are in place and functioning at each area, and that a positive HSE culture exists.Ensure that your direct reports receive the required HSE-related training, including training inTechnip Energies’ HSE culture change program (Pulse).Follow up and correct HSE issues that are raised directly.Encourage employees to stop working when there is an unsafe condition and welcome intervention.Praise good HSE practices and challenge poor ones.        21  Protecting people and the environment

Our Code of Business Conduct

Human rights

We are committed to recognizing human rights on a global basis. Our business conduct is informed by the *United Nations Guiding Principles on Business and Human Rights*, the *Universal Declaration of Human Rights* and the *International Labour Organization Declaration on Fundamental Principles and Rights at Work*. We prohibit any form of forced, indentured, or involuntary labor, human trafficking, and the use of forbidden child labor, regardless of where we conduct business.

We ensure fair labor practices and comply with local laws regarding employment, working hours and wages.

We respect our employees' rights and freedom to associate and collective bargaining in a manner that is consistent with applicable laws.

We respect the rights of local communities by addressing the potential impacts of our operations on their environment.

We will comply with all applicable laws relating to conflict minerals.

We will do business only with those who respect human rights and uphold labor laws. We expect our business partners to respect the human rights of those working within or affected by their business.

How to behave

Technip Energies' reputation is built on the personal behaviors of our employees across the world. All of us must understand and follow these principles:

Always

- Treat people with dignity and respect.
- Act without discrimination or prejudice.
- Create an environment that is free from harassment and violence.
- Ensure that our business partners and suppliers do not engage in inappropriate labor practices, including forced labor or illicit forms of child labor.
- Promote equality in the workplace with salaries based on merit.
- Cooperate with regular inspections and audits to verify that our Values are implemented throughout the company.

Never

- Discriminate in any form, whether based upon race, nationality, religion, gender, age, ethnic origin, place of residence, sexual orientation, marital status, social and legal status, or physical ability.
- Tolerate sexual harassment or violence, or any other form of harassment in the workplace.

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Protecting people and the environment

Community involvement

The communities in which we work are important stakeholders for Technip Energies, and we strive to be a responsible corporate citizen.

How to behave

Our employees are encouraged to ensure that Technip Energies is a responsible corporate citizen in our communities.

Always

- Design sustainable development initiatives with a focus on long-term added value.
- Engage with local communities impacted by our activities in close coordination with our clients and contribute to social and economic self-sustainability.
- Anticipate and minimize potential disruptions to the community.
- Mitigate any negative impacts to local communities from our activities.
- Contribute to local employment growth by fostering training and transfer of skills and technology.
- Respect local cultures and be aware of local practices and traditions, legislation, and cultural factors that may impact behaviors and decisions.

Immigration compliance

We are committed to making sure the employment, travel, transfer, and residence of employees conform to applicable immigration and employment laws.

How to behave

We do not hire or recruit anyone not legally authorized to work in the country in which employment is sought.

Each of us is accountable for maintaining our immigration status in compliance with the laws of the countries in which we work.

Always

- Ensure that you have appropriate visas and other permits before traveling into a country.
- Ensure that you have the appropriate work permits required to be an employee of Technip Energies.

Never

- Travel without a passport or other applicable identification.
- Misrepresent your identity or fail to disclose applicable information relating to immigration or employment.

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 Security  Our objective is to ensure the security of Technip Energies employees and our clients and business partners at our work sites wherever we operate.Our employees travel all over the world. We are committed to ensuring their protection during transit and at their final destinations.  How to behaveSecurity requires the commitment of everyone to ensure the protection of all. You are the primary caretaker of your security. This is why it is essential that you know and respect the security measures in place at your work site, whether that is in an office, a plant,or construction site.  AlwaysFollow the Technip Energies security recommendations and travel requirements for the countrywhere you are working.When you receive a message following a change in the security of your work environment, comply with the new measures and ensure that your colleagues are aware of the message.Be aware of the emergency procedures applicable to your work site so you know what to do in case of an incident, including the location of the muster point.Follow the general security precautions to reduce your exposure to risks during travel.If you receive a package or letter of suspicious origin, do not open it or try to identify the contents. Immediately contact your security manager.If you see a suspicious or unauthorized person in the office or in a restricted area, immediately contact your security manager.Ensure that you have the local manager’s duty phone number in case of a security incident.Make sure your badge is visible when you are working in the office or on a project site.Accompany all visitors in the office or on a project site.  Immediately report to your security manager:If you are the victim of a theft in the office, on site, or while traveling.If you witness a security breach.If you receive a package or letter of suspicious origin. Do not open it or try to identify the contents.If you see a suspicious or unauthorized person in the office or in a restricted area.If you see anything suspicious.  While traveling:Ensure that you have a means of communication that works in your destination country.Read the latest security information before traveling to a foreign country.Pay attention to personal belongings in crowded places and public areas.Beware of questionable offers such as advantageous exchange rates, sightseeing visits, organized tours, and offers of free services.Be sensitive to cultural and religious differences when traveling in a foreign place.        Our Code of Business Conduct  24

   25          Security requires the commitment of everyone to ensure the protection of all.  Security

       Protecting assets and information  Protection of intellectual property Accurate books and records Information securityPrivacy and personal data Insider trading and stock tipping  2830343738  Our Code of Business Conduct  26

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   Protection of intellectual property  Our expertise, technology, and execution are what make us unique. This is the result of our ideas, our techniques, and our processes. Collectively thisis called Technip Energies’ intellectual property, or confidential information. Our intellectual property is embodied in our product offerings and becomes the basis for the solutions that meet our clients’ increasingly complex requirements.  Our Code of Business Conduct  We must all protect Technip Energies’ patents, copyrights, trademarks, trade secrets, and other proprietary information.28

Protecting assets and information

How to behave

We must all protect Technip Energies' patents, copyrights, trademarks, trade secrets, and other proprietary information and be very careful not to unintentionally or improperly share our intellectual property.

At the same time, Technip Energies must ensure that it respects the intellectual property rights of others. We must comply with all laws, regulations, and contractual obligations regarding the valid intellectual property rights of others. We are responsible for protecting third-party intellectual property that we are authorized to use, and therefore we must all take the same care with our customers', subcontractors', and suppliers' intellectual property as we do with our own.

To avoid these risks and to protect our intellectual property, we must ensure that new products, software, processes, and services are reviewed for new inventions or trade secrets, and that they do not infringe on the intellectual property rights of others.

Always

- Respect the patent rights of other parties when designing our products or services.
- Protect confidential information entrusted to us by our customers, subcontractors, and suppliers with the same care as Technip Energies' confidential information.
- Follow our processes for identifying, capturing, and publishing information about our technical innovations. Disclosing new ideas too soon could jeopardize our ability to obtain patent protection for our innovations.
- Execute timely patent disclosures, applications, and assignment documents required to protect our intellectual property.
- Collaborate with caution. Sharing information about our technology developments and innovations with others, even our customers, can erode our ability to protect those innovations.
- Remember, your confidentiality obligations continue after you leave Technip Energies.
- Discuss the use of third-party intellectual property or confidential information with your legal department.
- Comply with the use of Technip Energies' branding. See the *corporate image and brand* section for more information.

Never

- Divulge a previous employer's confidential or proprietary information.
- Provide information about a new service or product before a patent application has been filed or the Intellectual Property department has decided not to pursue a patent.
- Discuss Technip Energies' confidential or proprietary information with third parties, except when such discussions are covered by a duly approved and executed confidentiality agreement.
- Disclose a third party's proprietary information when Technip Energies has an obligation to keep it confidential.

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 Accurate books and records  Accurate books and records refers to all the financial and non-financial businessinformation that we record and report. These records must be compiled honestly, accurately, exhaustively, and objectively to protect our credibility and reputation, meet our legal and regulatory obligations, fulfill our responsibility to shareholders and other stakeholders, and inform and support our business decisionsand actions.While our work to ensure accurate books and records is most visible in the finance, treasury, accounting, payroll, tax, and controlling departments, all employees play a role in ensuring the accuracy and completenessof our financial information.  How to behaveWhen you are booking a financial transaction, creating purchase orders, completing your timesheet, or filing an expense report, you are creating a financial record that needs to comply with these guidelines.We never tolerate fraud.  Our Code of Business Conduct  30

 AlwaysMake accounting decisions based on Technip Energies’ financial standards and recognized accounting standards.Speak to your Controller if you are uncertain of the right way to record or report a transaction.Inform your supervisor when you believe a record or report does not accurately reflect the underlying transaction.Report any concerns or irregularities in auditing or internal controls to your line manager first. If you feel that this does not resolve the issue, consider using one of the other reporting channels.Be conscious of the confidential nature of the financial information you handle. Do not give or grant access to confidential information to outsiders or use it for personal gain. When in doubt, ask your manager before you distribute information.Know the external and internal reporting standards and ensure they are followed.Ensure that all transactions are properly authorized and recorded accurately and completely.Submit, record, and authorize only valid transactions.Record transactions in a timely manner, minimizing the risk of errors caused by delays between transactions and their recording.  Ensure that all counterparties are appropriately set up in our company’s systems. This includes customers, suppliers, agents, professional advisers, joint-venture partners, and any other business partners.Ensure that no undisclosed or unrecorded amount, fund, or asset is established or maintained.Watch out for unauthorized payments or invoices as described in the anti- corruption section of this Code.Ensure that all books and records are supported by documentation to provide an auditable record of the transaction.Cooperate fully with all reviews, including internal and external audits.Report any concerns or irregularities concerning accounting, auditing, and internal controls.Maintaining accurate books and records requires:Creating records that are up to date, accurate, reliable, verifiable, andin line with applicable rules, laws, regulations, and company policies.Presenting fair, complete, accurate, timely, and understandable reports for internal and external users.Safeguarding company assets to minimize risk of financial loss.Developing and maintaining robust costing systems that provide high- quality financial information and support the company’s strategic management initiatives.  NeverFalsify a report, document, or record, or make a deliberately false or misleading entry in them.Record invalid transactions; especially if they are likely to defraud anyone of money, property or honest services.Establish accounts, companies or arrangements to circumvent or frustrate Technip Energies’ controls, policies or procedures.Influence others to do anything that could compromise the integrity of Technip Energies’ financial records and reports.Commit Technip Energies to contractual or other financial obligations unless you are authorized to do so.Process transactions without proper validation.Sell, transfer, or dispose of company assets without the proper documentation and authorization.Obstruct or influence the authorized activities of a regulator. Thismight include concealing, altering, destroying, or tampering with information.                31  Protecting assets and information

   Our Code of Business Conduct  32

   “The expense report includes incomplete and inaccurate expenses.”  Beware of any activities that do not respect the following principles:Authorization. The transaction you are recording or the information you are distributing has been authorized by the correct person(s).Validity and clarity. Our financial records should reflect only events that have actually happened, or events we know with a high degree of certainty will happen.Appropriate accounting treatment. Records and reports are created in line with the applicable rules, which are consistently applied.Completeness and accuracy. The information captured in our financial (and non-financial) systems, including business expenses, must be complete and accurate.  Dissemination of information. Exchange information with your colleagues in all applicable entities, locations, and departments in relation to the events and transactions you are recording while respecting the rules of confidentiality.Timeliness. Every manager should establish firm but realistic timelines for processing financial records and set deadlines for financial reporting, and employees should strive to adhere to them.  Warning signs  33  Protecting assets and information

Our Code of Business Conduct

Information security

Information security aims to preserve the confidentiality, integrity, and availability of our data in order to reduce the risk and the impact of potential threats to our business and operations.

Protection of Technip Energies' know-how is crucial to safeguarding our business and competitiveness every day. Information security seeks to protect our expertise and reduce the risk of IT disruptions.

How to behave

Comply with the security standards and the rules related to the use of our information systems. Learn about internal control procedures and contractual confidentiality clauses, especially on projects. Read information security news and alerts from the Security and IT departments.

Although cyberattacks are complex, they always start with an imprudent act or a lack of awareness. The most important thing you can do is read awareness information and remain vigilant at all times, especially when handling emails, browsing the web, or taking outside phone calls.

Always

- Beware of suspicious emails and phone calls, especially from someone you don't know.
- Be wary of emails that contain a link.
- Remain vigilant and report any potential incident involving confidential or sensitive information.
- Keep a discreet attitude in all circumstances.
- Take care of confidential data.
- Technip Energies' data must always remain on Technip Energies' IT systems.
- Protect your laptop with a startup password in addition to the Windows password. If your laptop does not have one, contact your IT Helpdesk.
- Secure IT tools, technology, and inventory to prevent loss.
- Regularly account for IT tools, technology, and inventory.

Never

- Open links or attachments in suspicious emails.
- Send any work-related data to your personal email address.
- Connect to your Technip Energies mailbox from a public computer.
- Use public sharing websites to exchange professional documents.
- Enter confidential information into online translation tools.
- Use your Technip Energies email address to register on websites for private use.
- Use the same password for all websites.
- Disclose your travel plans on social media.
- Leave your laptop or smartphone unattended in a public area.
- Give any information about Technip Energies to unknown persons over the phone.
- Use company assets for personal gain.
- Store personal information on your company devices and expect that information to remain private.

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Protecting assets and information

Warning signs

“The email indicates that it comes from a reputable company, but it originates from a private email address.”

Most cyberattacks come through one of three channels:

Email

A malicious email usually has the following characteristics:

- It contains an attachment and/or a link to an external website.
- It comes from an external email address.
- It looks like it was sent by a well-established institution (including Technip Energies).

Web

Be vigilant when you browse the web.

- Do not click on a link that seems suspicious, and do not download any file from an untrusted source.

Phone calls

External fraudsters may try to obtain information about Technip Energies via a phone call. Watch out if:

- An external number appears on your phone’s caller ID.
- The caller takes on the identity of someone in Technip Energies or one of its partners.

To crosscheck that the phone call was from a legitimate Technip Energies person, try contacting the person the caller claims to be by phone or email.

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       All of us are expected to respect the right to privacy and confidentiality of personal data of other employees.  36  Our Code of Business Conduct

Protecting assets and information

Privacy and personal data

Personal data is information related to an individual who is or can be identified.

Technip Energies is committed to protecting personal data stored in information systems by designing and implementing appropriate security and access measures, and we are committed to handling personal data responsibly.

Access to personal data is limited to employees who have appropriate authorization and a clear business need for that information.

How to behave

We respect the personal lives of employees and do not take an interest in their conduct outside work unless such conduct has an impact on the performance of the employee or affects the reputation or legitimate business interest of Technip Energies.

All of us are expected to respect the right to privacy and confidentiality of personal data of other employees.

Always

If you are authorized to access personal data, you must:

- Access only information with a valid business reason and use it only for that purpose. Adhere to the highest standards of confidentiality when using personal data.
- Ensure that such information is not provided to anyone outside of Technip Energies without the proper authorizations.
- Hold the information for only as long as necessary to meet the business reason for which the authorization was given.
- Notify immediately Technip Energies IT (Service Desk) and/or Compliance (Data Privacy Office) if you become aware of a personal data breach.
- Collect only the information necessary to perform your work.
- Save only required personal data.
- Transfer personal data internationally in compliance with the privacy laws of the receiving and sending jurisdictions. Check with Legal and Compliance to ensure that you know the requirements.

Never

- Retain the data for longer than is necessary to complete the business purpose for which it was collected.
- Collect or use sensitive personal data (such as health or medical information, or an individual financial information) without consulting with Legal and Compliance (Data Privacy Office).

37

Our Code of Business Conduct

Insider trading and stock tipping

During our work, we sometimes learn information about Technip Energies, our customers, subcontractors, or suppliers that has not yet been made public. If we were to make stock transactions based on this "material information" before it is disclosed to all investors, we would have an unfair advantage.

Using non-public material information for your personal benefit (including stock market transactions) is called "insider trading." Passing non-public material information along to others, even family members, so that they may use the information for personal gain is called "stock tipping." These practices erode investor confidence and violate this Code and the law.

✓ Always

- Keep all non-public material information about Technip Energies confidential.
- Treat all non-public material information about our customers and suppliers with the same degree of confidentiality you would give Technip Energies' information.
- Respect all "blackout notices" that prohibit buying or selling Technip Energies stock during certain periods.

✗ Never

- Conduct stock transactions based on non-public material information.
- Pass along non-public material information to others, or procure any form of Technip Energies securities based on non-public material information.

38

   How do I know if information is material or not?Information is considered “material” if a reasonable investor would consider that information important in making a decision to buy, hold, or sell stocks.Examples of material information include projections of future earnings, loss of a significant project, or other sensitive business plans or strategies.Any information that could be expected to affect Technip Energies’ stock price, whether positively or negatively, should be considered “material” and not be shared with anyone.  Good to know  39  Protecting assets and information

       Protecting business and brand  Anti-corruption and influence peddling 42Gifts, hospitality and travel 46 Donations, charitable contributions and sponsorships 49 Conflict of interest 50Money laundering 53Tax Policy 54Export controls and trade compliance 56Competition and antitrust laws 58Quality leadership 60Political activities 61Corporate image and brand 62External communications 63Social media 64  Our Code of Business Conduct  40

     41

   Anti-corruption and influence peddling  At Technip Energies, all acts of corruption (including bribes, facilitation payments, kickbacks, and self-dealing) and influence peddling are strictly forbidden. We compete fairly on the strength of our technology, service, and execution excellence.We do not accept any form of corruption which refers to proffering, without right, at any moment, directly or indirectly, offers, promises, gifts, presents, or any advantages, to induce those in governmentor private sector to perform or not perform any act within his or her activity, function, position, or office, or facilitated by their occupation, position, or office. We do not make or accept improper payments to obtain or retain business with those in government or the private sector or as a reward for awarding contracts.We prohibit influence peddling, which includes the offer of anything of value, directly or through a third party, to a public or governmental official so that the official abuses or seeks to abuse their actual or perceived influence in order to obtain a favorable decision for the benefit of Technip Energies.We are committed to complying with all international and national legislation against illegal payments, including prohibitions on facilitation payments (to expedite routine and administrative government action) except in extraordinary circumstances where the safety or security of an employee is in immediate danger.  Our Code of Business Conduct  We compete fairly on the strength of our technology, service, and execution excellence.42

Protecting business and brand

How to behave

To ensure that our partners share our commitment to ethical business practices and to ensure that our partners' other relationships (including family relationships) do not create the appearance of a potential conflict of interest, we conduct due diligence of high risk potential business partners before entering into a relationship.

Technip Energies has established anti-corruption policies and procedures that help us prevent, detect, and react to improper dealings whenever they arise. We must all ensure that we follow these policies and procedures and that we never engage in corruption of public or private individuals or entities.

Anyone who is responsible for acts of corruption or influence peddling will be subject to disciplinary sanctions in accordance with applicable rules and regulations, which can include actions up to termination.

Training regarding Technip Energies' policies and procedures covering corruption and influence peddling (including the Code of Business Conduct) is offered to all personnel. In addition, personnel most exposed to corruption and influence peddling risks undergo training sessions on a regular basis.

✓ Always

- Contact Compliance for guidance if you are unsure which compliance procedure to apply.
- Ensure that records of expenditures properly reflect the nature of the transaction.
- Select business entertainment venues and activities in line with our Values.
- Conduct appropriate due diligence on consultants, suppliers, business partners, and agents, and ensure that third parties understand Technip Energies' policy of zero tolerance for corruption.
- Pay all consultants, agents, and business partners in the country where they performed work.
- Use the reporting channels to report any act of corruption or any attempt to conceal corruption.
- Seek advice from your manager or Compliance if you have any doubt about payments that you have been requested to make.

✕ Never

- Make payments or provide other objects of value such as gifts, loans, discounts, and excessive hospitality, or use Technip Energies' funds or assets to improperly influence a decision under any circumstances.
- Offer, give, promise, or solicit — either directly or through a third party — any payment or supply of services, gifts, or leisure activities to obtain or retain a market or competitive advantage. This rule applies to transactions with government officials, companies, and private persons.
- Offer, give, or promise — directly or through a third party — anything of value to a public or governmental official so that the official abuses or seeks to abuse their actual or alleged perceived influence in order to obtain a favorable decision.
- Act in a way that violates local law or the customer's own rules and business guidelines.
- Provide anything of value that creates the appearance of impropriety.
- Provide anything of value to gain or retain an improper advantage.

43

       “I’m not sure why my client is involving his brother – a government official – in our project.”When dealing with business partners, we may encounter warning signs that the business partner may be making improper payments or is otherwise exerting undue influence over decisions to award or retain business.  These warning signs (sometimes referred to as “red flags”) include:A request by a commercial consultant to have a commission paid before the announcement of an award decision.Unwillingness by a third party to reveal its ultimate ownership structure.Request from an agent of a country’s customs authorities of a payment or a thing of value (gifts, entertainment, travel) in return for the issuance of the authorization of importation ofequipment in connection with a project.Compensation requests not in line with services provided.  Lack of support for services vaguely described in invoices or the inability to provide details of the actions taken on behalf of Technip Energies.Requests for payment in a country other than where the service was provided.Involvement of government officials, including family members or other relatives of government officials.Receipt by a Technip Energies employee of a gift from a supplier which could influence the employee’s judgement during an ongoing tender, in which the supplier is participating.If you observe any warning signs, promptly contact Compliance for assistance in resolving the issue.  Warning signs  Our Code of Business Conduct  44

       Who is considered a public or government official?These terms are broadly interpreted to include any person working for a governmental body, any political party candidate, and any business owned and/or operated by a government official. In addition, “government” includes all branches, levels, and subdivisions of any government.  Government officials include, but are not limited to:Any elected or appointed government official or representative.A current or former employee, official, contractor, consultant, orrepresentative of a government or any department, agency, or state-owned or state-controlled enterprise.Any current or former employee or person acting for or on behalf ofa government official, agency, or enterprise performing a governmental function, such as a licensing official or a tax agent.  Any political party, officer, employee, or person acting for or on behalf of a political party or candidate for public office.A person in the service of a government, including members of the military, police, or civil service.Family members and relatives of any of the above.  Good to know  45  Protecting business and brand

Our Code of Business Conduct

Gifts, hospitality and travel

Although appropriate entertainment can provide an opportunity to build or solidify client relationships or gain greater insight into key subcontractors and suppliers, there are some forms of gift-giving that could be viewed as inappropriate and could constitute corruption.

How to behave

If you are presented with a gift or offered hospitality or entertainment, or if you are offering someone a gift, hospitality or entertainment, you need to evaluate whether you may receive or give such gifts in line with the requirements of the company's policies and procedures.

Always

- Tell your manager about any gift or invitation offered or accepted, whatever its value.
- Inform your business partner about Technip Energies' policy on gifts and entertainment at the beginning of every new business relationship.
- Speak to your manager if a supplier or a subcontractor offers you gifts or invitations of significant value.
- Ask for your manager's approval before offering gifts or invitations to representatives of a government official.
- Accept or offer restaurant invitations only for business-related purposes.
- Understand local customs and laws before offering or receiving gifts, leisure activities, or other benefits.
- Take into account the company policy of the person receiving the gift or invitation.
- Make sure all gifts offered and received are supported by accurate documentation, including invoices and receipts, where applicable.
- Seek advice from your manager or from Compliance if you are not completely sure.
- Seek approval before paying for third-party travel expenses or accepting payment for your travel expenses from a third party.

Never

- Grant or accept any excessive gifts or entertainment, whether monetary or non-monetary, directly or indirectly, to or from any government official, client, supplier, vendor, subcontractor or any other third party.
- Let gifts or entertainment influence decisions or be seen as having an influence on those receiving them.
- Solicit gifts or invitations.
- Offer or accept gifts or provide a service that you would have difficulty explaining to your colleagues, your family, or the media.
- Offer gifts or provide hospitality, even of minimal value, with frequency that can create the appearance of impropriety when aggregated.
- Offer gifts, entertainment, or travel to government officials without prior approval.
- Offer gifts or provide hospitality in the form of cash.
- Accept gifts or hospitality from potential suppliers who could place you in a situation of obligation, especially during critical phases of a decision-making or award process.
- Accept an offer that exceeds what is considered acceptable at Technip Energies.

46

   “My supplier wants to give my wife and me tickets to the theater and have dinner at his expense.”Some gifts and hospitality are, by their nature, illicit and thus prohibited by Technip Energies. These include cash payments, personal services, loans, gifts, invitations of an improper nature or to inappropriate places or events, meals in which the commercial partner does not participate, and gifts or invitations during periods when important commercial decisions are being made.  Warning signs  47  Protecting business and brand

           Our Code of Business Conduct  When contributing to local communities on behalf of Technip Energies, ensure that such giving is in line with our Values.48

Protecting business and brand

Donations, charitable contributions and sponsorships

Social donations and contributions are gifts given for a charitable purpose or to support a particular cause. A donation or charitable contribution can be in the form of cash, services, or new or used goods. They also include emergency or humanitarian aid, development aid support, and medical care assistance.

As a responsible corporate citizen, Technip Energies believes in contributing to the communities where we conduct business by supporting worthy causes, organizations, and activities.

However, in certain circumstances, donations could be considered disguised illegal payments. To avoid these risks, Technip Energies only takes part in sponsorship projects or funds associations and foundations where activities are legally acceptable and in line with our Values. Any donation or contribution on behalf of Technip Energies must be approved in accordance with the relevant policies concerning social donations and charitable contributions.

How to behave

When contributing to local communities on behalf of Technip Energies, ensure that such giving is in line with our Values, charters, policies, and procedures. Technip Energies only contributes to local charities or social programs that share the company's Values. All approved donations must be properly accounted for and accurately reported on the company's books.

Always

- Promote the development of local communities through charitable donations that are in line with our Values, policies, and procedures.
- Ensure that charitable organizations do not use donations for illegal purposes.
- Make all donations in good faith and ensure that proper approvals are obtained in line with the company's policies and procedures.

Never

- Give donations that are unreasonably large in value.
- Give any donation if it is illegal under local laws and regulations.

49

Our Code of Business Conduct

Conflict of interest

A conflict of interest may occur when an employee has a financial, business, or personal interest or activity that interferes or appears to interfere with Technip Energies' interests. There are many situations that are or could be perceived as conflicts of interest.

How to behave

You are expected to make informed business decisions in the best interest of the company. Any situation in which your personal interests, or the interests of your close relations, are or appear to conflict with Technip Energies' interests must be avoided.

Financial interests

- A close relative is an owner or investor in a privately-owned customer of Technip Energies.
- You accept expensive event tickets or gifts from a supplier or customer.
- You learn about a business opportunity at work and decide to pursue it for yourself.

Personal relations

- You are considering hiring a close relative or partner as an employee or contractor.
- You have a relationship with a supplier that inappropriately influences your business decisions.
- Any other situation where a potential conflict of interest will lead to a violation of your contract of employment and duty of good faith vis-à-vis your employer.

Political relationships

- You work on a political campaign during working hours.
- You express your political views in a setting where your audience may think you are speaking on behalf of Technip Energies.

Always

- Act only in Technip Energies' interest when conducting professional activities. Refrain from taking advantage of any situation, either directly or through a third party, for your own gain or that of others.
- Disclose in writing to your manager and your local legal counsel all of your outside interests that create or could appear to create a conflict of interest.
- Get approval prior to taking a position with an outside business while working for Technip Energies.
- Understand the concept of conflicts of interest.
- Remain aware of any actual or apparent conflicts.
- Know how to remove yourself or protect against the dangers a conflict of interest presents, such as removing yourself from the position that creates the conflict by delegating to someone else.
- Disclose any conflicts to your manager and seek advice on how to avoid the conflict, remove yourself from it, or protect yourself and the company from the consequences of the conflict.

Never

- Misuse Technip Energies resources for personal gain. This includes Technip Energies office equipment, time, and intellectual property. Any information you obtain through your position at Technip Energies should not be used for personal gain.
- Assume that a conflict does not matter because it is too small or petty.
- Let a conflict linger.

50

   Warning signs  “He uses his company laptop to conduct other business on the side.”In our work, we may come acrossa situation that could create a conflict of interest. Warning signs (sometimes referred to as “red flags”) of sucha conflict include:A close relative works for a supplier or a customer.You conduct business on the side for your personal benefit (not for thecompany’s) with your company laptop.You are asked to serve on the board of a competitor, supplier or customer’s company.  51  Protecting business and brand

     Conduct appropriate due diligence on all subcontractors, suppliers, consultants, and agents.  Our Code of Business Conduct  52

Protecting business and brand

Money laundering

Money laundering occurs when revenue-generating criminal activity takes place (such as narcotics, bribery or fraud) and the proceeds of that criminal conduct are acquired, used or otherwise dealt with.

As part of ensuring that our financial records are accurate, complete, and transparent, it is also necessary for us to exercise appropriate diligence on customers, subcontractors, suppliers, and other vendors to prevent money laundering.

Appropriate due diligence also prevents "reverse money laundering," whereby legitimate funds may be used, knowingly or unknowingly, to finance terrorist activities.

Always

- Conduct appropriate risk-based due diligence on customers, subcontractors, suppliers, consultants, and agents.
- Ensure that all payments to subcontractors, suppliers, consultants, and agents are made in accordance with our financial standards, including the requirement that payment be made in the country in which the work was performed.
- Ask questions if an agent or consultant proposes a transaction structure that seems unusually complex.
- Be alert to the origin of any money we receive or acquire.
- Check the legitimacy of the destination of any payment we make.
- Be aware of, and report to Compliance, any payments that you suspect may be connected to the proceeds of crime.

Never

- Try to investigate any case of money laundering on your own.
- Reveal your suspicions of money laundering to the other party in the transaction. Seek advice from your manager or Compliance instead.

53

 Tax Policy  At Technip Energies, we manage tax affairs with integrity to comply with the laws and regulations of all the countries where we operate.As a multinational company, we conduct business in more than30 countries, engaging with a broad range of stakeholders: clients, partners, subcontractors, suppliers based around the word. We operate in a constantly changing environment with increasingly complex set of tax regulations, subject to varying interpretations, thus giving rise to potential tax risk.We are committed to implement sustainable tax and legal structures aligned with our business needs and not aimed at driving mainly tax benefits.We recognize that all taxes that we pay and collect for governments are an integral element of our corporate social responsibility and therefore of Technip Energies creating shared value.When making a tax decision, we consider the interests of key stakeholders, such as shareholders, employees, suppliers, customers, authorities, and the communities where we operate.  Our Code of Business Conduct  54

Tax Policy

How to behave

We should always consider the tax consequences of any business decision to ensure compliance with tax regulations.

Always

- Respect tax compliance requirements and pay tax in accordance with local regulations in the countries in which we operate.
- Ensure compliance with Group transfer pricing policy for all intra-group transactions.
- Align tax decisions with our business activities.
- Keep track records supporting all the transactions.
- Seek guidance on local tax regulations when making business in a new country.
- Liaise with Technip Energies' internal tax experts when facing a non-routine transaction.
- Consult with external tax advisors where there is uncertainty as to the application or interpretation of tax law.
- Maintain a transparent and collaborative relationship with tax authorities.
- Behave in accordance with anti-avoidance tax regulations global framework (OECD, EU initiatives on tax transparency and anti-abuse rules etc.).

Never

- Engage in artificial transactions without commercial substance aiming towards tax benefit.
- Pay taxes that are not legally due or that are claimed on unjustified basis.
- Perform transactions with parties established in tax haven countries without assessing the consequences for Technip Energies.
- Take an important tax related decision without seeking appropriate advice.
- Consider that tax legislations are stable and not subject to changes.
- Process a tax related transaction without proper supporting documentation.

55

Our Code of Business Conduct

Export controls and trade compliance

As a company with global operations, we provide products, technology and services to companies, customers, and business partners around the world. We must always comply with the applicable customs laws and trade restrictions, wherever we do business. In the event a transaction involves a conflict between competing laws of applicable jurisdictions you must consult Legal and Compliance for advice.

How to behave

We must strictly comply with all customs laws and trade controls that apply to us, wherever we do business.

Always

- Follow and adhere to all Technip Energies processes and policies when performing import or export activities.
- Use approved customs agents and freight forwarders only.
- Consult with Legal and Compliance before transferring controlled items, technology (engineering drawings, source code, etc.) or software from one country to another or to foreign nationals.
- Ensure that all transaction parties are screened against relevant restricted party lists.
- Consult with Legal and Compliance immediately if you are asked to deal with a sanctioned country, entity or individual.
- Ensure that temporary imports are managed in accordance with import license or customs documents.
- Remember that carrying equipment or spare parts in your luggage (known as "hand carry") is subject to the same trade restrictions and customs clearance obligations as any other shipment to that country.

Never

- Execute a cross-border shipment without conducting the requisite due diligence and complying with all applicable Technip Energies processes and procedures.
- Carry Technip Energies equipment or spare parts in your luggage without prior approval from Legal and Compliance.

56

   Most of the countries where we operate or conduct business have their own customs laws and foreign policy-based trade controls, including economic sanctions and embargoes, that may govern the import or export of the products or services that we offer,procure, or supply. Restrictions under trade control laws can target specific countries and business sectors within countries, as well as individuals and organizations. Some countries may also have laws requiring the boycott of other countries, while others have laws that prohibit participating in boycotts.The penalties for breaching these laws can be severe and may include large fines, revocation of export license privileges, debarment, disqualification of directors, and imprisonment.  Good to know  57  Protecting business and brand

 Competitionand antitrust laws  We are committed to competing fairly and in compliance with applicable laws governing competition and antitrust. These laws seek to protect markets by fostering fair and robust competition.Specifically, these laws are designed to stop collusion among competitors and prevent companies with dominant market position from abusing their market power.They also require prior review and approval for certain transactions, such as mergers and acquisitions, that could substantially reduce or affect competition in the market.At Technip Energies, our objective is to conduct our business with the highest standards of honesty, integrity, and fairness and to offer opportunities for success to all our suppliers, partners, and subcontractors in a spirit of fair competition and mutually beneficial collaboration.It is necessary to have meetings with our competitors from time to time. However, extreme care should be taken to define the purpose and scope of these discussions upfront to avoid even the appearance of inappropriate collaboration.  Our Code of Business Conduct  58

Protecting business and brand

Always

- Familiarize yourself with competition law in your business and jurisdiction. Ask Legal for advice.
- Carefully note the origin of any information you may collect on the market regarding competition.
- Consider whether the reasons for entering into an agreement with a competitor are legitimate.
- Keep records of meetings with competitors.
- Pay particular attention to exclusivity agreements and other similar agreements.
- Pay particular attention to the existence and operation of purchasing groups in which the company desires to participate.
- Seek guidance from your Legal department if you have to deal with R&D or transfer technology agreements.
- Without prejudice to your personal freedom of association, seek guidance from your Legal department and obtain approval from the proper level of management before entering into any trade association.

Never

- Agree with competitors to:
  - Exchange information regarding prices, sales volumes, terms of sale (including contractual terms), market shares, production capacities, or cost structure, including by telephone or during informal meetings.
  - Discuss the commercial or industrial policy of Technip Energies.
  - Participate in collective actions aimed at, or having the effect of, preferring or eliminating a competitor, granting it preferential treatment, or exercising pressure or retaliatory measures, or boycotting a customer.
  - Abuse purchasing power, including prohibiting work with or otherwise discriminating against specific suppliers or customers, unless legitimately and objectively justified.
- Communicate or exchange information with competing buyers regarding our purchasing policies.
- Give any confidential information about a supplier to its competitors.

We are committed to competing fairly and in compliance with applicable laws governing competition and antitrust.

59

 Quality leadership  Quality leadership refers to the value of outputs that we deliver to our internal and external customers. The products, services, and projects should all contribute to optimal, reliable, and safe results that meet requirements each and every time.Technip Energies’ goal is to be a leader in our industry by providing excellent quality in whatever we do, and maintaining reliable products, asset integrity, services, project execution, and installation lifecycle.  AlwaysKnow and comply with our Quality Policy.Cultivate a culture of quality leadership through consciously meeting requirements, and continuous learning and improvement through an empowered workforce.Drive accountability and ownership for a prevention mindset at all levels within the organization.Engage with improving the processes that you operate.When interfacing with the supply base ensure that our suppliers constantly meet requirements and drive a culture of continuous improvement with a prevention mindset.Follow documented processes when executing work.  Track conformance and identifying issues when they occur.Address all non-conformance issues through root cause analysis and application of a prevention mindset.Aim to do things better, faster, and more cost-effectively while always respecting applicable standards and requirements.Intervene if quality behaviors and standards are not demonstrated.Take personal accountability for performing and improving your job through leadership competencies that improve business results.        Our Code of Business Conduct  60

Protecting business and brand

Political activities

Technip Energies observes strict political, religious, and philosophical neutrality. We do not make financial contributions to political candidates, elected representatives, political parties, or religious institutions.

Technip Energies also respects the personal political affiliations of its employees. Nevertheless, these affiliations must not affect the activities or image of Technip Energies, nor may they affect the political neutrality of the company.

Always

- Participate in political activities in your own name and outside of work.
- Respect the beliefs of others.
- Recuse yourself from political decision-making processes that concern Technip Energies.
- Exercise your freedom of opinion and political activity outside the scope of your employment, at your own expense, and on an exclusively personal basis.
- Explain clearly that you represent only your own personal views when participating in political activities.
- Get your manager's approval before communicating in Technip Energies' name with government representatives on political matters.
- Think of Technip Energies' reputation and how the public would perceive your actions when interacting with government representatives.
- Seek advice from your manager or Compliance if you are solicited for a political donation.
- Notify your manager if a government official contacts you outside your normal activities.

Never

- Use Technip Energies' premises, equipment, or any other assets for political activities.
- Make a political statement on behalf of Technip Energies or associate Technip Energies with your personal political views.
- Use Technip Energies' corporate image to support your political views.
- Use your position at Technip Energies to urge anyone to make political contributions or to support a political party.
- Use or allow the use of Technip Energies' assets or resources for a political campaign, party, or candidate.
- Use donations for community benefit to hide political contributions.

61

Our Code of Business Conduct

Corporate image and brand

Our brand is an asset we need to protect.

It is what makes us unique to our stakeholders. It is the personality that we express not only through our visual communications, but also through our collective and individual behaviors.

How to behave

You have a role to play in protecting and preserving our image. You are an ambassador of Technip Energies and, as such, you must behave in conformity with our principles as detailed in this Code.

Everyone in Technip Energies is a brand ambassador, and each of us must maintain and protect Technip Energies' reputation. Consistent communications with all of our stakeholders is the foundation for our brand, our corporate image, and our commercial success.

✓ Always

- Act as a brand ambassador and behave in conformity with our principles as detailed in this Code.
- Maintain and protect Technip Energies' reputation.
- Communicate consistently with all of our stakeholders.

62

Protecting business and brand

External communications

Given our global presence, financial market reporting regulations, and renowned technical expertise, Technip Energies must be particularly vigilant with respect to external dissemination of information. Any misinterpretation could negatively affect the company's image and financial performance.

How to behave

Only the following people are authorized to release external information:

- The Chief Executive Officer and the Chief Financial Officer.
- By delegation and within the framework of internal procedures for legal and financial disclosure review, Communications, Public Relations, or Investor Relations department managers.

Any external company communications must be authorized by at least one of the above. Technip Energies personnel are not authorized to provide or issue company-related information to outside parties without the company's express authorization.

Always

- Whoever you meet, share information with care.
- Disclose only information that is public, meaning it has been published on Technip Energies' website.

Never

- Speak with the media on behalf of the company. If you must speak to the media, remember that there is no "off the record."

We must be particularly vigilant with respect to external dissemination of information.

63

Our Code of Business Conduct

Social media

Social media is changing the way we communicate, work, and live. Technip Energies respects the right of employees to use social media as a medium of self-expression.

However, everything our employees post about Technip Energies can impact the company's reputation. Equally, everything published online remains for a very long time and, in some cases, cannot be undone. Social media should therefore be used responsibly.

How to behave

Speak for yourself and be transparent. It is important to understand the difference between mentioning the company and speaking on behalf of it. Communications personnel are Technip Energies' only official spokespersons in the social space.

Whenever you participate in social media and discuss topics related to the company, make it clear that you are expressing your own opinions and that your comments do not represent the company.

Be responsible and respectful. When communicating online, pay particular attention to issues that are sensitive to Technip Energies' business and its clients, partners, and suppliers, such as the price of oil and gas, oil spills, and other sensitive topics. In all discussions, use facts and references for your statements when possible. If you are unsure whether a post is appropriate to share, it is better not to post it at all. If you realize you have published an inaccurate statement, acknowledge your mistake and correct it as soon as possible.

Be polite and keep in mind that cultural differences may impede understanding. Avoid using remarks that could be interpreted as offensive and use a respectful tone even when disagreeing with others.

Protect information, confidentiality, privacy, and intellectual property. Technip Energies rules apply to social media, and your obligations as a Technip Energies employee are the same in the digital world as in the physical world. When using social media, never share confidential or sensitive information such as financial and commercial data or any information related to ongoing projects, research and development, legal matters, or strategy.

Always

- Post content that represents your own personal views.
- For security reasons, keep work-related travel or geographical positions confidential.
- Obtain written permission from the relevant communications manager prior to posting any Technip Energies photo, video, or logo.
- Comply with laws and regulations governing intellectual property rights, including copyrights and trademarks.

Never

- Publish online anything that would not be publicly available to journalists, clients, and competitors.
- Post confidential, sensitive, or proprietary information.
- Post comments about persons or companies that could be perceived as negative or defamatory.

64

Everything our employees post about Technip Energies can impact our reputation.  65  Protecting business and brand

         www.technipenergies.com  Technip Energies N.V.A company incorporated under the laws of The Netherlands, with its corporate seat in Amsterdam,registered with the Dutch Chamber of Commerce under number 76122654.Its principal place of business is at Immeuble Origine, 2126 Boulevard de La Défense CS 10266- 92741 Nanterrecedex (RCS Nanterre 879 464 584) France  © Technip Energies 2022 COBC